UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 18, 2019

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 18, 2019, Harvard Bioscience, Inc., or the Company or Harvard Bioscience, issued a press release announcing that its Board of Directors named Michael Rossi, 45, as the Chief Financial Officer of the Company. Mr. Rossi’s appointment as Chief Financial Officer and his employment were effective as of and commenced on July 18, 2019. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Immediately prior to becoming Chief Financial Officer of the Company, Mr. Rossi served as Chief Financial Officer of Laborie Medical Technologies from August 2018 to May 2019, and prior thereto served as Chief Financial Officer of Medical Specialty Distributors, a global healthcare supply chain management solutions company for over three years from August 2014 to December 2017. Prior to that role, Mr. Rossi held finance roles of increasing responsibility at various public companies, including Haemonetics Corporation from 2010 through August 2014, The Princeton Review, Inc., American Tower Corporation, Sonus Networks and Manufacturers’ Services Limited. Mr. Rossi began his professional career as an accountant at Pricewaterhouse Coppers and earned a Bachelor of Science in accounting, cum laude, from Babson College and a Masters of Business Administration, cum laude, from Babson College’s Olin School of Management.

There is no arrangement or understanding between Mr. Rossi and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Rossi and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rossi has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Rossi entered into an Employment Agreement, or the Agreement, with the Company, dated July 18, 2019, which provides for a term of one year, which such term shall automatically be extended for one additional year on each anniversary of the commencement date unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the Agreement.   In addition, the Agreement provides for an initial annual base salary of $340,000, or the Base Salary. Furthermore, commencing with fiscal year 2020, Mr. Rossi is eligible to receive cash incentive compensation on an annual basis of up to fifty percent (50%) of his Base Salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee from time to time.  Mr. Rossi is also eligible to participate in other incentive compensation plans as the Board of Directors or Committee shall provide for the Company’s senior executive officers.

The Agreement with Mr. Rossi also requires the Company to provide certain payments and benefits in the event of a termination of the executive’s employment by us without cause, by the executive for good reason, upon death or disability or in relation to a change-in-control.  Such benefits include, without limitation, accrued and unpaid base salary to the date of termination, accrued and unused vacation, and if to the extent required by law, any bonuses or other compensation actually earned for periods ended prior to the termination event.   The employment agreement with Mr. Rossi also provides change-in-control benefits, and has customary best net/modified economic cutback provisions in relation to Section 280G of the Internal Revenue Code.  Severance and acceleration of vesting benefits are provided for certain termination events, including cause, good reason and a change-in-control which are each defined in the Agreement.   In some instances, Mr. Rossi’s receipt of such payments and other benefits in connection with such a termination is subject to the executive signing a general release of claims, as provided in the Agreement.

In accordance with and subject to the terms of the Agreement, on his employment commencement date, the Company granted Mr. Rossi an option to acquire 111,842 shares of common stock of the Company and a market condition deferred stock award of restricted stock units with a target share amount of 47,753, each with vesting subject to Mr. Rossi’s continued employment with the Company on such vesting dates. The stock option has an exercise price of $1.78, being the closing price of the Company’s common stock on the grant date, and vests in four equal annual installments commencing one year from the grant date and continuing on the next three anniversaries of such date thereafter. The market condition award has a final award amount determined based on the achievement of a relative total shareholder return, of the Company’s common stock from the grant date to the earlier of (a) July 18, 2020, being the anniversary of the grant date, or (b) upon a change of control, and measured relative to the NASDAQ Biotechnology index during such period and based on the 20-day trading average price before such date (or for a change of control, the per share purchase price in such change of control). The maximum number of market condition restricted stock units that may be earned is 150% of the target and would be achieved if the relative total shareholder return is at or above the 75th percentile of companies in the index and if the relative total shareholder return is below the 20th percentile, the market condition award will not vest and the award will be forfeited. The final achieved market condition award amount, if any, vests in equal installments on each of July 18, 2020, 2021, and 2022.

The foregoing description of the principal terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Employment Agreement between Harvard Bioscience, Inc. and Michael Rossi.
99.1	Press release of Harvard Bioscience, Inc. issued on July 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: July 19, 2019	By:	/s/ James Green
James Green
Chief Executive Officer